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                                                                    EXHIBIT 10.7

                           TEXAS GENCO HOLDINGS, INC.
                              PERFORMANCE UNIT PLAN
                        (Effective as of January 1, 2003)


         1. PLAN. This Texas Genco Holdings, Inc. Performance Unit Plan (the "Plan") was adopted by Texas Genco Holdings, Inc. (the "Company") to reward certain corporate officers and other employees of the Company by providing for certain cash benefits.

         2. OBJECTIVES. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to employees. Such awards will recognize and reward outstanding performance and individual contributions, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees.

         3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "AUTHORIZED OFFICER" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

                  "AWARD AGREEMENT" means a written agreement setting forth the terms, conditions and limitations applicable to a Performance Unit Award.

                  "BOARD" means the Board of Directors of the Company.

                  Provided the Company is a CenterPoint Subsidiary, a "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                           (a) 30% OWNERSHIP CHANGE: Any Person makes an
                  acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from CenterPoint in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                           (b) BOARD MAJORITY CHANGE: Individuals who are
                  Incumbent Directors cease for any reason to constitute a majority of the members of the CenterPoint Board; or



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                           (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a
                  Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by CenterPoint of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of CenterPoint's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of CenterPoint immediately prior to consummation of such Business Combination; or

                           (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major
                  Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of CenterPoint (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and
                  (ii) a majority of the members of the board of directors of CenterPoint (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of CenterPoint immediately prior to consummation of such Major Asset Disposition.

                  For purposes of the foregoing,

                           (1) the term "Person" means an individual, entity or
                  group;



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                           (2) the term "group" is used as it is defined for
                  purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                           (3) the term "beneficial owner" is used as it is
                  defined for purposes of Rule 13d-3 under the Exchange Act;

                           (4) the term "Outstanding Voting Stock" means
                  outstanding voting securities of CenterPoint entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                           (5) the term "Incumbent Director" means a director of
                  CenterPoint (x) who was a director of CenterPoint on January 1, 2003 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by CenterPoint's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the CenterPoint Board;

                           (6) the term "election contest" is used as it is
                  defined for purposes of Rule 14a-11 under the Exchange Act;

                           (7) the term "Business Combination" means (x) a
                  merger or consolidation involving CenterPoint or its stock or
                  (y) an acquisition by CenterPoint, directly or through one or more subsidiaries, of another entity or its stock or assets;

                           (8) the term "parent corporation resulting from a
                  Business Combination" means CenterPoint if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns CenterPoint or all or substantially all CenterPoint's assets either directly or through one or more subsidiaries; and

                           (9) the term "Major Asset Disposition" means the sale
                  or other disposition in one transaction or a series of related transactions of 70% or more of the assets of CenterPoint and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of CenterPoint shall be based on fair market value, as determined by a majority of the Incumbent Directors.



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                           (10) the term "CenterPoint" means CenterPoint Energy,
                  Inc., a Texas corporation.

                           (11) the term "CenterPoint Board" means the Board of
                  Directors of CenterPoint.

                           (12) the term "CenterPoint Subsidiary means (a) in
                  the case of a corporation, any corporation of which CenterPoint directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which CenterPoint directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

                  Notwithstanding anything herein to the contrary, if an event occurs that would otherwise be a Change of Control, but the Company is not a CenterPoint Subsidiary at such time, then, for purposes of this Plan, such event shall not constitute a Change of Control as contemplated herein.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Board until such time as there is established a Compensation Committee of the Board, and thereafter the Compensation Committee of the Board.

                  "COMPANY" means Texas Genco Holdings, Inc., a Texas corporation.

                  "EMPLOYEE" means an employee of the Company or any of its Subsidiaries.

                  "GRANT DATE" means the date a Performance Unit Award is granted to a Participant pursuant to the Plan.

                  "PARTICIPANT" means an Employee to whom a Performance Unit Award has been granted under this Plan.

                  "PERFORMANCE UNIT" means a bookkeeping unit representing the right to receive cash upon the Company's attainment of one or more Performance Goals, subject to such applicable terms, conditions and limitations of the Plan and Award Agreement under which such unit is awarded.



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                  "PERFORMANCE UNIT AWARD" means an award of one or more
         Performance Units made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals and pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Unit Award) as the Committee may establish in order to fulfill the objectives of the Plan.

                  "PERFORMANCE GOAL" means a standard established by the Committee, to determine in whole or in part whether a Performance Unit Award shall be earned.

                  "SUBSIDIARY" means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4. ELIGIBILITY. All Employees are eligible for the grant of Performance Unit Awards under this Plan.

         5. ADMINISTRATION.

                  (a) This Plan shall be administered by the Committee, except as otherwise provided herein.

                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, accelerate the vesting of a Performance Unit Award, eliminate or make less restrictive any restrictions applicable to a Performance Unit Award, waive any restriction or other provision of this Plan or a Performance Unit Award or otherwise amend or modify a Performance Unit Award in any manner that is either (i) not adverse to the Participant to whom such Performance Unit Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Performance Unit Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its



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         sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         6. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.



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         7. PERFORMANCE UNIT AWARDS.

                  (a) The Committee shall determine the Performance Unit Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such awards. A Performance Unit Award shall be payable in a cash payment and shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain; provided, however, that for units issued for the 2003-2005 performance cycle, the Performance Goals shall be established by the Committee within 30 days of the date the Plan is approved by the Board. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, solid fuel equivalent forced outage rate, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Unit Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Unit Awards made pursuant to this Plan shall be determined by the Committee.

                  Each Performance Unit Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the



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         Committee, shall be signed by the Participant to whom the Performance
         Unit Award is granted and by an Authorized Officer for and on behalf of the Company. Performance Unit Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. A Performance Unit Award may provide for the grant or issuance of additional, replacement or alternative Performance Unit Awards upon the occurrence of specified events, including the exercise of the original Performance Unit Award granted to a Participant. All or part of a Performance Unit Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the death, disability or termination of employment by a Participant, any deferred, unvested or unpaid Performance Unit Awards shall be treated as set forth in the applicable Award Agreement.

                  (b) Notwithstanding anything to the contrary contained in this Plan, no Participant may be granted a Performance Unit Award under this Plan in respect of any calendar year having a value determined on the Grant Date in excess of $3,500,000.

         8. PAYMENT.

                  (a) GENERAL. Payment made to a Participant pursuant to a Performance Unit Award shall be made in the form of cash and may include such restrictions as the Committee shall determine.

                  (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Performance Unit Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of the Performance Unit Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee. Any deferred payment pursuant to a Performance Unit Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) EARNINGS AND INTEREST. The Committee may establish rules and procedures for the crediting of interest or other earnings on deferred cash payments unless otherwise specified in the Award Agreement.

         9. TAXES. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Performance Unit Award payment and withhold, at the time of delivery under this Plan, an appropriate amount for payment of taxes or other amounts



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required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

         10. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Performance Unit Award previously granted to such Participant shall be made without the consent of such Participant.

         11. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Performance Unit Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of a Performance Unit Award or any other benefit under this Plan in violation of this paragraph 11 shall be null and void.

                  Subject to approval by the Committee in its sole discretion, all or a portion of the Performance Unit Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided, however, that the Award Agreement pursuant to which such Performance Unit Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Performance Unit Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Performance Unit Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant.

         12. UNFUNDED PLAN. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Performance Unit Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a



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Performance Unit Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         13. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

         14. EFFECTIVENESS. The Plan, as approved by the Board on May 29, 2003, shall be effective as of January 1, 2003.


                                    TEXAS GENCO HOLDINGS, INC.



                                    By   /S/ David G. Tees
                                      ------------------------------------------
                                       David G. Tees
                                       President and Chief Executive Officer

ATTEST:



       /s/ Richard B. Dauphin
------------------------------------



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